                                                                    EXHIBIT 11.1

                         THERAPEUTIC ANTIBODIES INC.
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                                    FOR THE CUMULATIVE
                                                                                                     DEVELOPMENT STAGE
                                                                FOR THE SIX MONTHS ENDED            FROM AUGUST 10, 1984
                                                                         JUNE 30,                   (INCEPTION) THROUGH
                                                                1996                1995               JUNE 30, 1996
                                                            -----------         -----------            -------------
ACTUAL

 Weighted average shares outstanding                         17,001,819          14,838,432                8,401,805
                                                            ===========         ===========             ============

 Net loss                                                   $(7,064,721)        $(3,849,781)            $(36,883,269)
                                                            ===========         ===========             ============

 Net loss per share                                         $     (0.42)        $     (0.26)            $      (4.39)
                                                            ===========         ===========             ============


PRIMARY

 Weighted average shares outstanding                         17,001,819          14,838,432                8,401,805
                                                            ===========         ===========             ============

 Dilutive effect of stock options and warrants                2,188,800           1,515,572                2,188,800
                                                            -----------         -----------             ------------
                                                             19,190,619          16,354,004               10,590,605
                                                            ===========         ===========             ============

 Net loss                                                   $(7,064,721)        $(3,849,781)            $(36,883,269)
                                                            ===========         ===========             ============

 Net loss per share                                         $     (0.37)        $     (0.24)            $      (3.48)
                                                            ===========         ===========             ============


FULLY DILUTED

 Weighted average shares outstanding                         17,001,819          14,838,432                8,401,805
                                                            ===========         ===========             ============

 Dilutive effect of stock options and warrants                2,555,367           1,515,572                2,555,367
                                                            -----------         -----------             ------------
                                                             19,557,186          16,354,004               10,957,172
                                                            ===========         ===========             ============

 Net loss                                                   $(7,064,721)        $(3,849,781)            $(36,883,269)
                                                            ===========         ===========             ============

 Net loss per share                                         $     (0.36)        $     (0.24)            $      (3.37)
                                                            ===========         ===========             ============

The dilutive effect of stock options and warrants is determined under the treasury stock method utilizing fair values per share of $6.38 and $8.14 for primary and fully diluted earnings per share in the quarter ended June 30, 1996, and a fair value per share of $4.00 for primary and fully diluted earnings per share in the quarter ended June 30, 1995.